EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Georgia-Carolina Bancshares, Inc. on Form S-8 for the Directors Stock Purchase Plan dated September 30, 2002 of our report dated January 31, 2002, which report appears in the Annual Report on Form 10-KSB for Georgia-Carolina Bancshares, Inc. for the year ended December 31, 2001, and to the reference to our Firm included in the Registration Statement as to experts.

/S/ CHERRY, BEKAERT & HOLLAND, L.L.P.

Augusta, Georgia,
September 27, 2002